Exhibit 99.2

Edgio, Inc. Announces New Capital Infusion to Drive Growth Strategies

Receives $66 Million and Exchanges 95% of its Existing 2025 Convertible Notes for New 2027 Convertible Notes

PHOENIX – November 14, 2023 – Edgio, Inc. (NASDAQ: EGIO) (the “Company”), the platform of choice for speed, security, and simplicity at the edge, today announced that existing investor, Lynrock Lake Master Fund LP (“Lynrock”), has provided the Company with $66 million of new financing. Lynrock also exchanged its existing unsecured 3.5% convertible notes due 2025 for 3.5%/16% PIK secured convertible notes due 2027. Following these transactions, Edgio is in a stronger financial position, enabling the Company to build on the solid momentum underway and continue executing its strategic plan.

“We appreciate Lynrock’s ongoing support and alignment with our strategy and vision. These transactions will provide us with the additional financial flexibility to expand our capabilities and scale,” said Bob Lyons, President and CEO of Edgio. “Our business transformation remains on track, and we continue to execute against our key strategic objectives. We look forward to continuing to deliver world-class solutions to our customers and partners.”

Additional details of the terms of the agreement will be filed in an 8-K with the Securities and Exchange Commission.

Advisors

Milbank LLP is serving as Edgio’s legal counsel and J.P. Morgan Securities LLC and PJT Partners are serving as financial advisors.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net loss, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures, run-rate savings, churn reductions, and pipeline conversions, including the impacts of seasonality, our ability to drive long-term value creation for our shareholders, our ability to achieve Adjusted EBITDA profitability, reduce our fixed costs and our breakeven point, and align our cost structure with our revenue baseline, our ability to leverage excess capacity and exercise operational discipline, the integration of Edgecast and our future prospects, areas of investment, and product launches. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing clients, unforeseen changes in our hiring patterns, adverse outcomes in litigation, experiencing expenses that exceed our expectations, and acquisition activities and contributions from acquired businesses. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.edg.io and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of November 14, 2023, and we undertake no duty to update this information in light of new information or future events, unless required by law.

About Edgio

Edgio (NASDAQ: EGIO) helps companies deliver online experiences and content faster, safer, and with more control. Our developer-friendly, globally scaled edge network, combined with our fully integrated application and media solutions, provide a single platform for the delivery of high-performing, secure web properties and streaming content. Through this fully integrated platform and end-to-end edge services, companies can deliver content quicker and more securely, thus boosting overall revenue and business value. To learn more, visit edg.io and follow us on Twitter, LinkedIn and Facebook.

Contacts:

Investor Relations:

Sameet Sinha

602-850-4973

ir@edg.io

Media:

Sally Winship Comollo

781-366-5580

Swinship-comollo@edg.io